Exhibit 10.81

                                                                                                                March 5, 2008

Microfluidics Corporation, as Agent

30 Ossipee Road

Newton, Massachusetts, 02464-9101

Attn: Dennis P. Riordan, Controller

Re; Loan and Security Agreement ( All Assets) dated as of March 3, 2004 (the “Loan Agreement”), between  and among MFIC Corporation, a Delaware Corporation, (“MFIC”) and Microfluidics Corporation, a Delaware Corporation, (“Microfluidics”) (MFIC and Micofluidics are hereafter collectively referred to as the “Borrower”) and TD Banknorth, N.A. (formerly known as Banknorth N.A.  the “Lender”) and Related Documents (the “Transaction Documents”)

Gentlemen:

                The following Event of Default has occurred under the Loan Agreement and the Transaction Documents, namely the failure of the Borrower to maintain the required Debt Service Coverage Ratio as required pursuant to Section 13.02 for the fiscal year ending December 31, 2007.

                The Lender hereby waives enforcement of its rights against the Borrower arising from this Event of Default to the extent, and only the extent, that this specific Event of Default occurred or existed under the Loan Agreement as of the fiscal year ending December 31, 2007. This waiver shall be effective only for the specific Event of Default listed herein and only through or as of the date specified above, and in no event shall this waiver be deemed to be a waiver of (a) enforcement of the Lender’s rights with respect to any other Events of Default now existing or hereafter arising, or (b) the Borrower’s compliance with (i) the covenants or other provisions of the Loan Agreement and Transaction Documents from and after the date specified above, or (ii) any other covenants or provisions thereof.

                In consideration of the execution by the Lender of this waiver of default letter, the Borrower agrees to pay to the Lender, as of the date hereof, a fully earned, non-refundable fee in the amount of One Thousand ($1,000.00) Dollars.

                Nothing contained in this letter nor any communications between the Lender and the Borrower shall be a waiver of any rights or remedies the Lender has or may have against the Borrower, except as specifically provided herein. The lender hereby reserves and preserves all of its rights and remedies against the Borrower under the Loan Agreement, the Transaction Documents and applicable law.

Very truly yours,

TD Banknorth, N.A.

By:
Brant A. McDougall, Senior Vice President